SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2008
Haights Cross Communications, Inc.

(Exact Name Of Registrant As Specified In Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

333-109381	13-4087398

(Commission File Number)	(I.R.S. Employer Identification No.)

10 New King Street, White Plains, New York	10604

(Address of Principal Executive Offices)	(Zip Code)
(914) 289-9400

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-2.1: MEMBERSHIP INTEREST PURCHASE AGREEMENT
EX-99.1: PRESS RELEASE
EX-99.2: UNAUDITED PRO FORMA FINANCIAL INFORMATION

Item 2.01. Completion of Acquisition or Disposition of Assets.
On June 30, 2008, Haights Cross Communications, Inc. (the “Company”) completed the sale of all of the membership interests of its wholly-owned indirect subsidiary, Oakstone Publishing, LLC, a Delaware limited liability company LLC (“Oakstone”), pursuant to a Membership Interest Purchase Agreement by and among Haights Cross Operating Company, Oakstone Publishing, LLC, and Oakstone Holding Company, LLC (the “Sale Agreement”). Oakstone Holding Company, LLC is an affiliate of Boston Management Ventures, LLC.
Oakstone operated the Company’s medical publishing business. Oakstone’s business is comprised of three primary product lines: (i) continuing medical education products, or CME products, primarily in audio format, for doctors and other health care professionals under the Oakstone Publishing logo; (ii) Medical Board Review courses under its CMEinfo logo, in audio and video format; and (iii) personal wellness information products for companies seeking to improve employee awareness of health and wellness issues under the Top Health and Personal Best brands.
In exchange for the membership interests of Oakstone, the buyer paid a total purchase price of $47.5 million, as adjusted by certain closing adjustments. There was a $4.75 million holdback from the purchase price to be held in escrow to satisfy indemnification obligations, if any. The estimated net proceeds to the Company after initial adjustments and the holdback for the indemnification escrow was $42.8 million, which is subject to a future working capital adjustment.
On July 1, 2008, the Company issued a press release announcing the completion of the sale of Oakstone. A copy of the press release is attached hereto as Exhibit 99.1. The above discussion of the Sale Agreement is qualified in its entirety by reference to the text of the agreement, a copy of which is attached as Exhibit 2.1 and is incorporated herein by reference.
Item 8.01 Other Events.
On July 1, 2008, the Company issued a press release announcing the sale of Oakstone and the suspension of its sales process to offer for sale its test-preparation and intervention business, Triumph Learning, and its audiobook publishing business, Recorded Books. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(b) Pro forma Financial Information
The following unaudited pro forma consolidated financial statements of the Company include adjustments to the Company’s historical financial statements to reflect the disposition of Oakstone.
The historical financial information of the Company has been derived from the historical audited and unaudited consolidated financial statements of the Company included in the Annual Report on Form 10-K for the years ended December 31, 2007, 2006 and 2005 and the quarterly Report on Form 10-Q for the quarter ended March 31, 2008. The unaudited pro forma consolidated statement of operations for the years ended December 31, 2007, 2006 and 2005 and the Quarter ending March 31, 2008 was prepared as if the disposition occurred on January 1st of each presented period. The unaudited pro forma balance sheet was prepared as if the disposition occurred as of March 31, 2008. The pro forma adjustments are based on factually supportable available information.
The unaudited pro forma statements presented do not purport to represent what the results of operations or financial position of the Company would have been had the transaction occurred on the dates noted above, or to project the results of operations or financial position of the Company for any future periods. In the opinion of management, all necessary adjustments to the unaudited pro forma financial information have been made.
The unaudited pro forma consolidated financial statements should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the historical financial statements and related notes thereto of the Company included in the 2007, 2006 and 2005 Annual Report on Form 10-K and the Quarterly Report on Form 10-Q for the quarter and three months ended March 31, 2008.
The Company’s Unaudited Pro Forma Financial Information is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
(d) Exhibits

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement dated June 30, 2008, by and among Haights Cross Operating Company, Oakstone Publishing, LLC, and Oakstone Holding Company, LLC

99.1	Press Release dated July 1, 2008
99.2	Haights Cross Communications, Inc. Unaudited Pro Forma Financial Information

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2008	HAIGHTS CROSS COMMUNICATIONS, INC.
	By:	/s/ Mark Kurtz
		Name:	Mark Kurtz
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement, dated June 30, 2008, by and among Haights Cross Operating Company, Oakstone Publishing, LLC, and Oakstone Holding Company, LLC

99.1	Press Release dated July 1, 2008
99.2	Haights Cross Communications, Inc. Unaudited Pro Forma Financial Information